FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL ANNOUNCES INCREASED EARNINGS FOR THE FOURTH

QUARTER AND YEAR

January 25, 2010-Honesdale, PA

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank today announced earnings for the three months ended December 31, 2009 of $1,802,000. This represents an increase of $217,000 or 13.7% from the $1,585,000 earned in the similar period of 2008. Earnings per share (fully diluted) were $.65 in the 2009 period compared to $.57 earned in the similar period of 2008. The increase was principally due to receipt of $816,000 of proceeds from a bank-owned life insurance policy. This was partially offset by a higher provision for loan losses which totaled $1,100,000 in 2009 compared to $420,000 in 2008. Annualized return on average assets for the quarter was 1.35% with an annualized return on equity of 11.09%. For the year ended December 31, 2009 net income totaled $7,063,000, an increase of $386,000, or 5.8% over the $6,677,000 earned in the prior year. Earnings per share on a fully diluted basis were $2.55 for 2009, compared to $2.41 in 2008. The return on average assets for the year was 1.38% with a return on average equity of 11.40%.

Total assets were $529.7 million as of December 31, 2009. Loans receivable totaled $363.5 million as of December 31, 2009, with total deposits of $391.5 million and stockholders’ equity of $64.5 million. The Company’s capital position remains strong and is at the top level of its peer group in all regulatory measures of capital.

Loans receivable increased $14.1 million or 4.0% from the prior year-end. The increase in loans was centered in commercial real estate. The Company experienced a significant volume of residential mortgage refinancing activity in 2009. During the year, the Company sold $21.6 million of fixed rate residential mortgages for purposes of interest rate risk management. As a result of the general slow down in the local economy, higher unemployment and a softer real estate market, the Company did experience an increase in non-performing loans in 2009. As of December 31, 2009, total non-performing loans were $5,015,000 and represented 1.38% of total loans compared to $2,087,000, or .60% as of December 31, 2008. The increase was principally due to one commercial real estate loan and a home equity loan in which the Bank is in a first lien position. For the three months and year ended December 31, 2009, net charge-offs totaled $310,000 and $465,000 respectively, compared to $518,000 and $583,000 respectively for the similar periods in 2008. With the increase in non-performing loans, higher unemployment, soft real estate market and slow economy, the Company increased its provision for loan losses to $1,100,000 for the three months ended December 31, 2009 and $1,685,000 for the year 2009 compared to $420,000 in the similar quarter in 2008 and $735,000 for the year 2008. As of December 31, 2009, the allowance for loan losses totaled $5,453,000 and 1.50% of total loans increasing from $4,233,000 and 1.21% of loans at December 31, 2008.

Net interest income (fully taxable equivalent) totaled $5,035,000 for the three months ended December 31, 2009, an increase of $154,000, over the similar period in 2008. Net interest margin (fte) for the 2009 period was 3.96% decreasing from 4.09% for the similar period in 2008. The decrease in net interest margin was principally due to the lower short-term asset yields, and a higher level of interest-bearing deposits with other banks and federal funds sold. This was partially offset by a 44 basis point decrease in cost of funds. For the year, net interest income (fte) totaled $19,872,000, an increase of $842,000 or 4.4% over 2008. The net interest margin (fte) decreased 4 basis points to 4.03% in 2009.

Other income for the three months ended December 31, 2009 totaled $1,925,000 compared to $890,000 for the similar period in 2008. The increase was principally due to the receipt of $816,000 in proceeds from a bank-owned life insurance policy. Other income for 2009 totaled $5,392,000 compared to $4,087,000 in 2008, an increase of $1,305,000. The earnings and proceeds on bank owned life insurance policies totaled $1,196,000 in 2009 compared to $345,000 in 2008. Gains on the sales of investment securities totaled $463,000 on sales of $16.6 million for the 2009 period compared to $18,000 in losses in the 2008 period. The Company also had a $150,000 gain on the sale of deposits related to a branch closure in the 2009 period. The 2009 period includes $481,000 in gains on the sales of $21.6 million of mortgage loans and servicing rights compared to $499,000 in similar gains on sales of $14.4 million of mortgage loans and servicing rights in the 2008 period.

Other expense totaled $3,702,000 for the three months ended December 30, 2009, compared to $2,946,000 in the similar period of 2008. The increase was due in part to a higher level of foreclosed real estate costs which totaled $288,000 in the 2009 period and $11,000 for the 2008 period. The current period also included $267,000 related to funding an employee benefit plan. For the year ended December 31, 2009, other expense totaled $13,471,000 compared to $12,240,000 for the similar period in 2009, an increase of $1,231,000. The increase was due in part to higher FDIC insurance assessments which increased $620,000 including the special assessment of $225,000. This was partially offset by a lower level of foreclosed real estate costs which totaled $436,000 in the 2009 period and $582,000 in 2008.

Mr. Critelli commented, “Given these unprecedented times, we are extremely pleased with our operating results. Our core earnings are strong, our net interest margin exceeded 4% for the year and our regulatory capital levels are at the top of our peer group. We ended 2009 with record levels of assets, loans, deposits and capital. In addition, 2009 marks the eighteenth consecutive year in which we increased our cash dividend which totaled $1.09 per share in 2009 compared to $1.02 per share in 2008. We are certainly aware that a slow economy, increasing unemployment and soft real estate market will continue to impact our market area and customers in 2010. We are continually monitoring our credit quality and are aggressively addressing any issues as they arise.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties, Pennsylvania. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, the ability to control costs and expenses, demand for real estate, general economic conditions and the effectiveness of governmental responses thereto. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%. We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

	Three months ended		Year ended
(dollars in thousands)	December 31		December 31
	2009	2008	2009	2008
Net interest income	$4,826	$4,727	$19,109	$18,401
Tax equivalent basis adjustment
using 34% marginal tax rate	209	154	763	629
Net interest income on a fully
taxable equivalent basis	$5,035	$4,881	$19,872	$19,030

Contact:	Lewis J. Critelli
President &
Chief Executive Officer
NORWOOD FINANCIAL CORP.
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	December 31
	2009	2008
ASSETS
Cash and due from banks	$6,498	$6,463
Interest bearing deposits with banks	7,857	17
Federal funds sold	3,000	-
Cash and cash equivalents	17,355	6,480

Securities available for sale	130,577	130,120
Securities held to maturity, fair value 2009: $722 2008: $720	708	707
Loans receivable (net of unearned Income)	363,474	349,404
Less: Allowance for loan losses	5,453	4,233
Net loans receivable	358,021	345,171
Investment in FHLB Stock, at cost	3,538	3,538
Bank premises and equipment,net	5,189	5,490
Bank owned life insurance	7,889	8,068
Foreclosed real estate owned	392	660
Accrued interest receivable	2,200	2,179
Other assets	3,827	1,883
TOTAL ASSETS	$529,696	$504,296

LIABILITIES
Deposits:
Non-interest bearing demand	$59,821	$56,839
Interest-bearing	331,652	302,796
Total deposits	391,473	359,635
Short-term borrowings	25,803	38,126
Other borrowings	43,000	43,000
Accrued interest payable	2,057	2,247
Other liabilities	2,892	2,598
TOTAL LIABILITIES	465,225	445,606

STOCKHOLDERS’ EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,764	9,972
Retained earnings	54,455	50,398
Treasury stock, at cost: 2009: 68,435 shares, 2008: 104,310 shares	(2,122)	(3,243)
Accumulated other comprehensive income (loss)	2,090	1,279
TOTAL STOCKHOLDERS’ EQUITY	64,471	58,690

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$529,696	$504,296

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended December 31		Year-ended December 31
	2009	2008	2009	2008
INTEREST INCOME
Loans receivable, including fees	$5,428	$5,423	$21,523	$21,983
Securities	1,283	1,508	5,293	6,083
Other	11	3	19	29
Total Interest income	6,722	6,934	26,835	28,095

INTEREST EXPENSE
Deposits	1,411	1,659	5,765	7,773
Short-term borrowings	63	128	292	693
Other borrowings	421	420	1,669	1,228
Total Interest expense	1,895	2,207	7,726	9,694
NET INTEREST INCOME	4,827	4,727	19,109	18,401
PROVISION FOR LOAN LOSSES	1,100	420	1,685	735
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,727	4,307	17,424	17,666

OTHER INCOME
Service charges and fees	622	636	2,476	2,600
Income from fiduciary activities	91	111	354	404
Net realized gains (losses) on sales of securities	40	--	463	(18)
Gains on sale of loans and servicing rights	185	13	481	499
Earnings and proceeds on life insurance policies	913	84	1,196	345
Gain on sale of deposits	-	-	150	-
Other	74	46	272	257
Total other income	1,925	890	5,392	4,087

OTHER EXPENSES
Salaries and employee benefits	2,009	1,525	6,829	6,046
Occupancy, furniture and equipment	360	378	1,591	1,625
Data processing related	195	202	788	753
Taxes, other than income	70	117	484	504
Professional Fees	109	81	411	331
FDIC Insurance assessment	93	52	710	90
Foreclosed real estate owned	288	11	436	582
Other	578	580	2,222	2,309
Total other expenses	3,702	2,946	13,471	12,240

INCOME BEFORE TAX	1,950	2,251	9,345	9,513
INCOME TAX EXPENSE	148	666	2,282	2,836
NET INCOME	$1,802	$1,585	$7,063	$6,677

Basic earnings per share	$0.65	$0.58	$2.57	$2.44

Diluted earnings per share	$0.65	$0.57	$2.55	$2.41

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended December 31	2009	2008

Net interest income	$4,827	$4,727
Net income	1,802	1,585

Net interest spread (fully taxable equivalent)	3.55%	3.61%
Net interest margin (fully taxable equivalent)	3.96%	4.09%
Return on average assets	1.35%	1.26%
Return on average equity	11.09%	11.05%
Basic earnings per share	$0.65	$0.58
Diluted earnings per share	0.65	0.57

For the Year Ended Ended December 31

Net interest income	$19,109	$18,401
Net income	7,063	6,677

Net interest spread (fully taxable equivalent)	3.60%	3.51%
Net interest margin (fully taxable equivalent)	4.03%	4.07%
Return on average assets	1.38%	1.36%
Return on average equity	11.40%	11.79%
Basic earnings per share	$2.57	$2.44
Diluted earnings per share	2.55	2.41

As of December 31

Total Assets	$529,696	$504,296
Total Loans receivable	363,474	349,404
Allowance for loan losses	5,453	4,233
Total deposits	391,473	359,635
Stockholders’ equity	64,471	58,690
Trust Assets under management	99,373	90,069

Book value per share	$23.25	$21.45
Equity to total assets	12.17%	11.64%
Allowance to total loans receivable	1.50%	1.21%
Nonperforming loans to total loans	1.38%	0.60%
Nonperforming assets to total assets	1.02%	0.54%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
	2009	2009	2009	2009	2008
ASSETS
Cash and due from banks	$6,498	$8,769	$7,548	$5,682	$6,463
Interest bearing deposits with banks	7,857	280	6	9,329	17
Federal funds sold	3,000	3,000	-	3,000	-
Cash and cash equivalents	17,355	12,049	7,554	18,011	6,480

Securities available for sale	130,577	126,349	122,601	124,222	130,120
Securities held to maturity	708	708	708	707	707
Loans receivable (net of unearned Income)	363,474	359,482	360,593	351,433	349,404
Less: Allowance for loan losses	5,453	4,663	4,574	4,413	4,233
Net loans receivable	358,021	354,819	356,019	347,020	345,171
Investment in FHLB stock	3,538	3,538	3,538	3,538	3,538
Bank premises and equipment, net	5,189	5,258	5,297	5,413	5,490
Foreclosed real estate owned	392	562	798	768	660
Other assets	13,916	11,584	11,980	11,745	12,130
TOTAL ASSETS	$529,696	$514,867	$508,495	$511,424	$504,296

LIABILITIES
Deposits:
Non-interest bearing demand	$59,821	$63,600	$60,444	$57,270	$56,839
Interest- bearing deposits	331,652	319,263	313,709	313,146	302,796
Total deposits	391,473	382,863	374,153	370,416	359,635
Other borrowings	68,803	62,553	67,596	72,412	81,126
Other liabilities	4,949	5,715	5,645	8,446	4,845
TOTAL LIABILITIES	465,225	451,131	447,394	451,274	445,606

STOCKHOLDERS’ EQUITY	64,471	63,736	61,101	60,150	58,690

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$529,696	$514,867	$508,495	$511,424	$504,296

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
Three months ended	2009	2009	2009	2009	2008
INTEREST INCOME
Loans receivable, including fees	$5,428	$5,382	$5,426	$5,287	$5,423
Securities	1,283	1,297	1,316	1,397	1,508
Other	11	1	1	6	3
Total Interest income	6,722	6,680	6,743	6,690	6,934

INTEREST EXPENSE
Deposits	1,411	1,433	1,420	1,501	1,659
Borrowings	484	481	488	508	548
Total Interest expense	1,895	1,914	1,908	2,009	2,207
NET INTEREST INCOME	4,827	4,766	4,835	4,681	4,727
PROVISION FOR LOAN LOSSES	1,100	140	220	225	420
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,727	4,626	4,615	4,456	4,307

OTHER INCOME
Service charges and fees	622	614	642	598	636
Income from fiduciary activities	91	99	82	82	111
Net realized gains (losses) on sales of securities	40	90	172	161	-
Gains on sale of loans and servicing rights	185	42	121	133	13
Gain on sale of deposits	-	-	-	150	-
Earnings and proceeds on life insurance	913	102	88	93	84
Other	74	71	63	64	46
Total other income	1,925	1,018	1,168	1,281	890

OTHER EXPENSES
Salaries and employee benefits	2,009	1,611	1,595	1,614	1,525
Occupancy, furniture and equipment , net	360	367	379	485	378
Foreclosed real estate owned	288	130	6	12	11
FDIC insurance assessment	93	133	358	126	54
Other	952	933	982	1,038	978
Total other expenses	3,702	3,174	3,320	3,275	2,946

INCOME BEFORE TAX	1,950	2,470	2,463	2,462	2,251
INCOME TAX EXPENSE	148	695	714	725	666
NET INCOME	$1,802	$1,775	$1,749	$1,737	$1,585

Basic earnings per share	$0.65	$0.64	$0.64	$0.63	$0.58

Diluted earnings per share	$0.65	$0.64	$0.63	$0.63	$0.58

Book Value per share	$23.25	$23.07	$22.23	$21.99	$21.45

Return on average equity	11.09%	11.25%	11.49%	11.80%	11.05%
Return on average assets	1.39%	1.40%	1.39%	1.39%	1.26%

Net interest spread	3.55%	3.63%	3.70%	3.54%	3.61%
Net interest margin	3.96%	4.07%	4.13%	3.96%	4.09%

Allowance for loan losses to total loans	1.50%	1.30%	1.27%	1.26%	1.21%
Net charge-offs to average loans (annualized)	0.34%	0.06%	0.07%	0.05%	0.60%
Nonperforming loans to total loans	1.38%	0.88%	0.50%	0.48%	0.60%
Nonperforming assets to total assets	1.02%	0.73%	0.51%	0.48%	0.54%